Exhibit 10.77

AMENDMENT NO. 1
TO THE HAMILTON BEACH BRANDS, INC.
EXCESS RETIREMENT PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2015)
Hamilton Beach Brands, Inc. hereby adopts this Amendment No. 1 to the Hamilton Beach Brands, Inc. Excess Retirement Plan (Effective January 1, 2015), effective January 1, 2016. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
Section 4.3(a) of the Plan is hereby amended in its entirety to read as follows:
“(a) The Company (without the consent of any Employer but with the approval or ratification of the Compensation Committee) may change (or suspend) (i) the interest rate credited to Sub-Accounts hereunder and/or (ii) the amount of the uplift credited to Sub-Accounts hereunder.”
Section 3
The first clause of the first sentence of Section 9.5 of the Plan is hereby amended to read as follows:
“The Company (without the consent of any Employer but with the approval or ratification of the NACCO Industries, Inc. Benefits Committee) may at any time amend any or all of the provisions of this Plan,”.

EXECUTED this 20th day of November, 2015.

HAMILTON BEACH BRANDS, INC.

/s/ J.C. Butler, Jr.
By: J.C. Butler, Jr.
Title: Assistant Secretary

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